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                                                                   Exhibit 10.24

                                  AMENDMENT TO
                       SANTA FE INTERNATIONAL CORPORATION
                  1997 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

WHEREAS, Santa Fe International Corporation ("SFIC") has established a Non-Employee Director Stock Option Plan (hereafter "Plan") for the benefit of non-employee Directors of SFIC and

WHEREAS, pursuant to Section 4.7 of the plan, the Board of Directors may at any time or from time to time amend the Plan, provided such amendment does not adversely affect the vested rights of any participant in the Plan; and

WHEREAS, the Board of Directors has determined that it is appropriate at this time to amend the Plan in a manner not inconsistent with the terms of the Plan,

NOW THEREFORE, effective this 8th day of December 1998, the Santa Fe International Corporation Non-Employee Director Stock Option Plan is amended as follows:

1. The current Section 1.6 Maximum Individual Grants is DELETED and the following Substituted therefore:

         "1.6 Maximum Individual Grants Subject to adjustment under Section 3.5, no Grantee may receive, during any fiscal year of the Company, Options covering an aggregate of more than twenty two thousand (22,000) Shares of Common Stock..

Dated: December 8, 1998


                               SANTA FE INTERNATIONAL CORPORATION



                               By: /s/ CARY A. MOOMJIAN
                                   --------------------------------------------
                                       Santa Fe International Corporation